Exhibit 3.1.1

CERTIFICATE OF CORRECTION

TO
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CHINA BIOLOGIC PRODUCTS, INC.

China Biologic Products, Inc., a corporation organized and existing under and by the virtue of the Delaware General Corporation Law (the “DGCL”), certifies that:

FIRST: The name of the corporation is China Biologic Products, Inc. (the “Company”).

SECOND:	A Third Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on July 15, 2016 (the “Certificate”) and the Certificate requires correction as permitted by subsection (f) of Section 103 of the DGCL.

THIRD:	The inaccuracy or defect of the Certificate to be corrected is that the Certificate was filed without the requisite authorization under the DGCL.

FOURTH:	The Certificate is therefore null and void and of no effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed by its duly authorized officer this 31 day of October, 2016.

CHINA BIOLOGIC PRODUCTS, INC.

By: _/s/ David (Xiaoying) Gao________

Name: David (Xiaoying) Gao

Title: Chief Executive Officer